UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2002

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

Puget Sound Energy, Inc. (PSE), the utility subsidiary of Puget Energy, Inc. (together with PSE, the Company), on March 20, 2002 announced a settlement agreement on a broad-based plan that resolves the Company’s request of December 3, 2001 for an interim electric rate increase and three of the four significant financial issues in the Company’s electric and gas general rate case filings of November 26, 2001. The three important general rate case financial issues resolved by the settlement are the equity capital ratio, the return on equity and adoption of a power cost tracker mechanism. The remaining financial issue is determination of any adjustments to the Company’s requested revenue requirement that may be proposed by the parties after further review of the Company’s books and records.

The settlement creates a fast track collaborative process for completion of the electric general rate case by July 1, 2002 and the gas general rate case by September 1, 2002, months earlier than the previous November 1, 2002 completion date for both cases. If the collaborative process fails to produce a total settlement, the parties have agreed that the electric general rate case will be concluded no later than September 1, 2002.

The parties to the settlement agreement include the Staff of the Washington Utilities and Transportation Commission (WUTC), the Public Counsel Section of the Washington Attorney General’s office, Industrial Customers of Northwest Utilities, Northwest Industrial Gas Users and other customers. The WUTC is expected to rule on the settlement agreement by the end of March 2002.

Key features of the settlement are summarized below:

General Rate Case

  The parties have agreed that a power cost tracker mechanism will be implemented, significantly reducing the Company’s exposure to wholesale price risk in the power and fuel markets. The specific design of the power cost tracker will be resolved by a collaborative process over the next several months.

  The parties have agreed that the Company will be allowed to earn on a hypothetical capital structure set at 40% common equity, rather than setting rates on the Company’s current actual common equity ratio of approximately 31%.

  The parties have agreed upon an 11% return on common equity, up from the currently allowed 10.5% ROE.

  The Company is given the financial flexibility to rebuild its common equity capital ratio from the current 31% to at least 39% over a 3-1/2 year period, with milestones of 34%, 36% and 39% at the end of 2003, 2004 and 2005, respectively. If the Company should fail to meet this schedule, it would be subject to a 2% rate reduction penalty.

  Public Counsel has agreed to dismiss its complaint filed with the WUTC that sought to reduce PSE rates as a result of a disputed interpretation of provisions of the Company’s 1997 WUTC merger order relating to a Bonneville Power Administration residential exchange credit.

  The settlement revises the Company’s requested electric rate increase to 6.5% and the requested gas rate increase to 9.15%.

The Company believes the power cost tracker, the increased revenues from the electric and gas general rate cases and above-average customer growth in its service area will provide a stable and growing utility earnings base going forward, while maintaining competitive low rates for its customers.

The Company plans to achieve the settlement agreement equity capital targets through a combination of retained earnings and new equity issues.

To build retained earnings, enhance credit quality and improve the Company’s financial flexibility, the Company’s Board of Directors has decided to reduce the current annual level of per share common stock dividend payments from $1.84 to $1.00. The dividend reduction will become effective with the common stock dividend payable on May 15, 2002 to shareholders of record on April 19, 2002. Resolution of most of the general rate case issues through the settlement gives the Company confidence that the new $1.00 dividend can be sustained at a 60% to 65% dividend payout ratio based upon utility earnings, commensurate with other similar utility companies.

Over the 3-1/2 year period ending December 31, 2005, the Company expects to issue about $125 million of common equity, through its dividend reinvestment plan and new issues, to meet the equity capital targets.

Interim Rate Case

A $25 million electric rate surcharge will be in effect from April 1, 2002 through June 30, 2002. The Company estimates that the combination of the interim rate surcharge and the accelerated effective dates for the electric and gas general rate increases should add approximately $60 million of revenue prior to November 1, 2002, the original completion date for the general rate cases. The new power cost tracker is also expected to prevent significant under-recovery of power costs under the new electric general rate structure.

Financial Consequences and Forecast

The first quarter of 2002 will be a weak quarter, reflecting under-recovery of power costs prior to receiving interim rate relief on April 1, 2002. No portion of the interim electric rate surcharge is applicable to the first quarter and thus the Company will expense power costs incurred during that period.

Beginning in the second quarter of 2002, the Company expects to have a stable earnings base from the combination of the second quarter interim electric rate surcharge and with the new general rates and the power cost tracker effective July 1, 2002.

The new general rates are expected to provide a stable earnings base for the utility in the $1.60 to $1.70 per share range in 2003. Non-regulated earnings from the Company’s InfrastruX business in 2003 are expected to add $.15 to $.20, for total company earnings in the $1.75 to $1.90 range for 2003. This forecast assumes that the Company’s requested revenue requirement is accepted without material change in the collaborative general rate case settlement process which will continue for the next several months.

The utility is expected to earn in the range of $1.00 to $1.10 per share for the year 2002, given the weak first quarter. Non-regulated earnings from the Company’s InfrastruX business are expected to add $.10, for total Company earnings in the $1.10 to $1.20 per share range for 2002.

The Company expects the settlement will enable it to finance its operations in 2002 within the limits of its existing $375 million bank line.

Cautionary Statement: Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding estimates of earnings per share and revenue, and the expected impact on the Company of the settlement agreement. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue” or similar expressions. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, whether or not the WUTC approves the settlement agreement; the timing and outcome of the general rate case settlement process that will continue for the next several months; governmental policies and regulatory actions, including those of the FERC and the WUTC, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased energy and other capital investments, and present or prospective wholesale and retail competition; weather, which can have a serious impact on PSE’s ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies; hydroelectric conditions, which can have a serious impact on electric capacity and PSE’s ability to generate electricity; wholesale energy prices; industrial, commercial and residential growth and demographic patterns in the service territories of PSE; and the ability of Puget Energy and PSE to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt. More information about these and other factors that potentially could affect Puget Energy’s and PSE’s financial results is included in the companies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and in their other public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge

James W. Eldredge

Corporate Secretary and Chief Accounting Officer

Date: March 20, 2002